EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement (1933 Act File No. 33-572) on Form N-1A of Eaton Vance Municipals Trust of our reports each dated September 8, 2000 of Eaton Vance Arizona Municipals Fund, Eaton Vance Colorado Municipals Fund, Eaton Vance Connecticut Municipals Fund, Eaton Vance Michigan Municipals Fund, Eaton Vance Minnesota Municipals Fund, Eaton Vance New Jersey Municipals Fund, Eaton Vance Pennsylvania Municipals Fund, and Eaton Vance Texas Municipals Fund (the "Funds") and the Arizona Municipals Portfolio, Colorado Municipals Portfolio, Connecticut Municipals Portfolio, Michigan Municipals Portfolio, Minnesota Municipals Portfolio, New Jersey Municipals Portfolio, Pennsylvania Municipals Portfolio, and Texas Municipals Portfolio included in the July 31, 2000 Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under "Other Service Providers" in the Statement of Additional Information.


                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP

November 24, 2000
Boston, Massachusetts